UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Janus Living, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-43206	41-2996951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720)428-5050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A-1 Common Stock, $0.01 par value	JAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

On March 23, 2026, Janus Living, Inc. (the “Company” and, unless the context otherwise requires, together with its consolidated subsidiaries, “we,” “us,” or “our”) closed its registered underwritten public offering (the “Offering”) of 48,300,000 shares of Class A-1 common stock, $0.01 par value per share (the “Class A-1 Common Stock”), which includes the exercise in full by the underwriters of their option to purchase 6,300,000 additional shares of Class A-1 Common Stock, pursuant to the Company’s registration statement on Form S-11 (File No. 333-293835) and the registration statement on Form S-11 (File No. 333-294444) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together, the “Registration Statement”).

Underwriting Agreement

In connection with the Offering, the Company entered into the Underwriting Agreement, dated March 19, 2026, by and among the Company, Janus Living OP, LLC (the “Operating Company”), Healthpeak Investment Management, LLC, as external manager to the Company (the “Manager”), and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, the Operating Company and the Manager, customary conditions to closing, indemnification obligations of the Company, the Operating Company and the underwriters, including for liabilities under the Securities Act, certain other obligations of the parties and termination provisions.

The summary above is qualified in its entirety by the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Operating Agreement of Janus Living OP, LLC

On March 19, 2026, the Company, as managing member of the Operating Company, entered into an amended and restated operating agreement (the “Operating Agreement”). As described in the Registration Statement, pursuant to the Operating Agreement, the Operating Company may issue common units of limited partnership interest (“common units”) and LTIP Units (as defined in the Operating Agreement). In addition, the Operating Company may authorize and issue additional classes of units of membership interest in the future.

Pursuant to the Operating Agreement, members of the Operating Company will have rights beginning 14 months after the issuance of the common units (other than common units held by Healthpeak Properties, Inc. or its affiliates, which have such redemption rights at any time and are not subject to such 14-month waiting period) to require the Operating Company to redeem all or part of their common units for cash equal to the then-current market value of an equal number of shares of the Class A-1 Common Stock (determined in accordance with and subject to adjustment under the Operating Agreement) or, at the Company’s election, to exchange their common units for shares of Class A-1 Common Stock on a one-for-one basis subject to certain adjustments and the restrictions on ownership and transfer of the Company’s stock set forth in the Company’s charter.

The Company is the managing member of, and currently owns a 71.1% interest in, the Operating Company. Except as otherwise expressly provided in the Operating Agreement, the Company, as managing member, has the exclusive power to manage and conduct the business of the Operating Company.

The foregoing description of the Operating Agreement is only a summary and is qualified in its entirety by reference to the full text of the Operating Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Management Agreement

On March 19, 2026, the Company and the Operating Company entered into a management agreement (the “Management Agreement”) with the Manager, pursuant to which the Manager will manage the day-to-day operations of the Company. Under the terms of the Management Agreement, the Company will pay the Manager an annual management fee of $10.0 million, plus or minus the cumulative effect of an annual amount equal to 0.5% of (i) the gross book value of any investment that is the subject of an acquisition or disposition or (ii) the increase in the gross book value of any investment that was the subject of a capital deployment (as defined in the Management Agreement), in each case, since January 1, 2026 (a “management fee adjustment amount”); provided, that (A) if our investments have a gross book value in excess of $10.0 billion but less than $20.0 billion as of the determination of a management fee adjustment amount pursuant to the terms of the Management Agreement, such 0.5% will be decreased by 0.1% for each dollar of gross book value of any investment that was the subject of an acquisition or disposition, or increase in the gross book value of any investment that was the subject of a capital deployment in excess of $10.0 billion but less than $20.0 billion, and (B) if our investments have a gross book value in excess of $20.0 billion as of the determination of a management fee adjustment amount pursuant to the terms of the Management Agreement, such 0.5% will be decreased by 0.15% for each dollar of gross book value of any investment that was the subject of an acquisition or disposition, or increase in the gross book value of any investment that was the subject of a capital deployment, that is in excess of $20.0 billion. The management fee shall be reduced by the stock-based compensation expense recognized by the Company in connection with the accounting for annual equity-based awards granted by the Company to employees and consultants of the Manager and its affiliates under the 2026 Janus Living, Inc. Equity Plan during the applicable periods. The Management Agreement has an initial term of three years with annual renewals unless terminated by the Company or the Manager pursuant to the terms of the Management Agreement. The Management Agreement provides that, for a period not to exceed 12 months following the termination of the Management Agreement, the Manager will use commercially reasonable efforts to cooperate with us in executing an orderly transition of our management and the management of our subsidiaries’ business and operations. During any transition period, the Manager will be entitled to continue receiving any compensation owed pursuant to the terms of the Management Agreement. The Company will also reimburse the Manager for documented third-party costs and expenses incurred by the Manager in providing services under the Management Agreement, including expenses related to legal, accounting, due diligence and other services. Expenses will be reimbursed in cash on a quarterly or monthly basis, at the Manager’s election.

The foregoing description of the Management Agreement is only a summary and is qualified in its entirety by reference to the full text of the Management Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Exclusivity Agreement

On March 19, 2026, the Company and the Operating Company entered into an exclusivity agreement (the “Exclusivity Agreement”) with Healthpeak OP, LLC and Healthpeak Properties, Inc. (together with its consolidated subsidiaries (including Healthpeak OP, LLC), “Healthpeak”), pursuant to which we and Healthpeak agreed that during the term of the Management Agreement, neither we nor Healthpeak, nor any of our respective affiliates, will engage in, sponsor, own, operate, manage, or otherwise participate in a competing business. A “competing business” as it relates to us means the ownership, acquisition, development, redevelopment, leasing, management, operation, financing, and disposition of real estate properties primarily used for senior housing, including independent living, assisted living, memory care, active adult, life plan communities or other residential dwellings that support the aging population. A “competing business” as it relates to Healthpeak means the ownership, acquisition, development, redevelopment, leasing, management, operation, financing, and disposition of real estate properties (i) primarily used as outpatient medical facilities, including medical office buildings, ambulatory surgery centers, specialty clinics, diagnostic facilities, or other facilities providing non-acute healthcare services outside of a hospital inpatient setting, or (ii) primarily used for laboratory, life science, research and development purposes, including properties reasonably capable of conversion to such uses or used for ancillary office purposes.

The foregoing description of the Exclusivity Agreement is only a summary and is qualified in its entirety by reference to the full text of the Exclusivity Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholders Agreement

On March 19, 2026, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with Healthpeak and certain of its subsidiaries, pursuant to which, among other rights, Healthpeak shall have the right to designate a number of individuals such that, following the election of any directors the number of Healthpeak designees serving as directors of our company would be equal (if elected) to: (i) 40% of the total number of directors on our board of directors (or the lowest whole number equal to or greater than that percentage) if Healthpeak beneficially owns at least 30% of the outstanding shares of our common stock; and (ii) one nominee to our board of directors if Healthpeak beneficially owns at least 5% (but less than 30%) of the total outstanding common stock.

In the case of a vacancy on our board of directors created by the removal or resignation of a director designated by Healthpeak, the Stockholders Agreement requires us to nominate for election an individual designated by Healthpeak to fill the vacancy. In addition, the Stockholders Agreement requires that for so long as the Stockholders Agreement remains in effect, any action to increase or decrease the size of our board of directors will require the prior written consent of Healthpeak.

The Stockholders Agreement will terminate at the earlier to occur of (i) the time Healthpeak is no longer entitled to nominate a director pursuant to the Stockholders Agreement or (ii) the date on which Healthpeak requests that the Stockholders Agreement terminate.

The foregoing description of the Stockholders Agreement is only a summary and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On March 19, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain subsidiaries of Healthpeak, pursuant to which the Company granted such entities and their affiliates with certain “demand” registration rights and “piggyback” registration rights, including rights to demand that we undertake a public offering of shares of our Class A-1 Common Stock for our own account and use the net proceeds from such offering to purchase or redeem shares of Class A-1 Common Stock or common units held by Healthpeak, with respect to 214,734,026 shares of Class A-1 Common Stock, including 75,917,780 shares of Class A-1 Common Stock issuable upon redemption of 75,917,780 common units. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act.

The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

The Company entered into an indemnification agreement with each of the Company’s directors and executive officers effective as of March 19, 2026 (collectively, the “Indemnification Agreements”). The Indemnification Agreements provide, in general, that the Company will indemnify these individuals to the maximum extent permitted under Maryland law. The foregoing description of the Indemnification Agreements is only a summary and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facilities

On March 23, 2026 (the “Closing Date”), concurrently with the completion of the Offering, the Company and the Operating Company entered into the Credit Agreement (the “Credit Agreement”), dated as of March 23, 2026, by and among the Company, the Operating Company, certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent. The Credit Agreement provides for a $500 million revolving credit facility (the “Revolving Credit Facility”) and $100 million delayed-draw term loan facility (the “DDTL Facility” and, together with the Revolving Credit Facility, the “New Credit Facilities”). The Company has the option to increase the Revolving Credit Facility, increase the DDTL Facility and/or obtain incremental term loans so long as the aggregate principal amount of the Revolving Credit Facility, the DDTL Facility and such incremental term loans does not exceed $1.5 billion, subject to customary requirements, including obtaining additional lender commitments.

Initially, borrowings under the New Credit Facilities bear interest at (i) in the case of the Revolving Credit Facility, the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR”) plus a margin of between 105 and 155 basis points and (ii) in the case of the DDTL Facility, the SOFR plus a margin of between 110 and 180 basis points, in each case based on a leverage-based pricing grid. At our election and subject to our non-credit enhanced, senior unsecured long-term debt obtaining an investment grade rating from either S&P Global Ratings or Moody’s Investors Service, Inc., borrowings under the New Credit Facilities will bear interest at (i) in the case of the Revolving Credit Facility, the SOFR plus a margin of between 65 and 135 basis points and (ii) in the case of the DDTL Facility, the SOFR plus a margin of between 70 and 155 basis points, in each case based on a debt rating-based pricing grid. In each case, the New Credit Facilities allow for customary alternate base rate interest elections. Principal payments are due at maturity with optional prepayments at our discretion, and the Revolving Credit Facility is subject to customary mandatory prepayment provisions.

The Revolving Credit Facility matures on March 22, 2030 with two six-month extension periods available, subject to certain conditions. The Revolving Credit Facility also imposes a facility fee of (i) initially, 15 to 35 basis points on the aggregate amount of commitments under the Revolving Credit Facility, based on a leverage-based pricing grid and (ii) at our election and subject to our non-credit enhanced, senior unsecured long-term debt obtaining an investment grade rating from either S&P Global Ratings or Moody’s Investors Service, Inc., 10 to 30 basis points on the aggregate amount of commitments under the Revolving Credit Facility , based on a debt rating-based pricing grid.

Subject to certain conditions, term loans may be borrowed under the DDTL Facility on or after the Closing Date to but excluding the date that is 270 days after the Closing Date in no more than five borrowings. Term loans borrowed under the DDTL Facility mature on March 21, 2031. Additionally, the DDTL Facility imposes a ticking fee equal to 15 basis points per annum on the daily amount of the undrawn commitments of the DDTL Facility, solely during the period beginning on the date that is 120 days from the Closing Date and ending on the date that is 270 days from the Closing Date.

The New Credit Facilities contain customary non-financial and affirmative covenants and financial covenants. The non-financial negative covenants include customary limitations relating to, among other topics, (i) incurring liens, (ii) incurring indebtedness, (iii) making any fundamental changes, (iv) making dispositions, (v) making restricted payments, (vi) making changes in the nature of business, (vii) entering into transactions with affiliates, (viii) entering into burdensome agreements, and (ix) complying with sanctions. In each case, the negative covenants are subject to customary “basket” exceptions, limitations, exclusions and materiality and dollar-based thresholds.

The financial covenants require:

(i)	our maximum leverage ratio, based upon the ratio of total indebtedness to total gross asset value, to be less than or equal to 0.60 to 1.00 as of the end of any fiscal quarter, subject to limited increases in the permitted maximum leverage ratio in connection with material acquisitions,

(ii)	our maximum secured debt ratio, based upon the ratio of total secured indebtedness to total gross asset value, to be less than or equal to 0.40 to 1.00 as of the end of any fiscal quarter,

(iii)	our minimum fixed charge coverage ratio, based upon the ratio of total EBITDA (as defined in the New Credit Facilities) to total fixed charges, to be equal to or greater than 1.50 to 1.00 as of the end of any fiscal quarter,

(iv)	our maximum unsecured leverage ratio, based upon the ratio of total unsecured indebtedness to total unencumbered asset value, to be less than or equal to 0.60 to 1.00 as of the end of any fiscal quarter, subject to limited increases in the permitted maximum unsecured leverage ratio in connection with material acquisitions,

(v)	our minimum consolidated tangible net worth to be equal to or greater than an amount equal to the sum of (x) 75% of the consolidated tangible net worth as of the last fiscal quarter ending immediately prior to the Closing Date (after giving effect to the Offering) plus (y) an amount equal to 75% of the net proceeds received by us from any offering of equity interests accruing after the Closing Date, as of the end of any fiscal quarter, and

(vi)	our minimum unsecured interest coverage ratio, based upon the ratio of unencumbered net operating income to unsecured interest expense, to be equal to or greater than 1.75 to 1.00 as of the end of any fiscal quarter.

The foregoing descriptions of the Credit Agreement and New Credit Facilities do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under “Credit Facilities” is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated by reference into this Item 5.02.

Board of Directors

Effective March 19, 2026, John V. Arabia, Charles J. Herman, Jr., Denise Olsen and Katherine M. Sandstrom were elected to the board of directors of the Company. Ms. Olsen and Messrs. Herman and Arabia will serve on the Company’s Audit Committee. Scott M. Brinker and Katherine M. Sandstrom were nominated to the board of directors of the Company by Healthpeak pursuant to the Stockholders Agreement and were elected to the board of directors of the Company.

Biographical information regarding the directors, equity awards made to the directors, a description of the material terms of the directors’ annual compensation and relationships required to be disclosed pursuant to Item 404(a) of Regulation S-K have previously been reported by the Company in the Registration Statement.

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment and Restatement

On March 17, 2026, the Company filed with the State Department of Assessments and Taxation of Maryland its Articles of Amendment and Restatement. A copy of the Company’s Articles of Amendment and Restatement, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

The Company also adopted its Amended and Restated Bylaws effective March 19, 2026. A copy of the Company’s Amended and Restated Bylaws dated March 19, 2026 is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement, dated March 19, 2026, among Janus Living, Inc., Janus Living OP, LLC, Healthpeak Investment Management, LLC and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein
3.1	Articles of Amendment and Restatement of Janus Living, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333- 294472), filed on March 20, 2026)
3.2	Amended and Restated Bylaws of Janus Living, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333- 294472), filed on March 20, 2026)
10.1	Amended and Restated Operating Agreement of Janus Living OP, LLC
10.2	Management Agreement, dated March 19, 2026, among Janus Living, Inc., Janus Living OP, LLC and Healthpeak Investment Management, LLC
10.3	Exclusivity Agreement, dated March 19, 2026, among Janus Living, Inc., Janus Living OP, LLC, Healthpeak Properties, Inc. and Healthpeak OP, LLC
10.4	Stockholders Agreement, dated March 19, 2026, among Janus Living, Inc., Healthpeak Properties, Inc., Janus Member, LLC and CCRC PropCo Ventures, LLC
10.5	Registration Rights Agreement, dated March 19, 2026, among Janus Living, Inc., Janus Member, LLC and CCRC PropCo Ventures, LLC
10.6	Form of Indemnification Agreement
10.7*	Credit Agreement, dated as of March 23 ,2026, among Janus Living, OP, Janus Living Inc., certain subsidiaries of Janus Living, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS LIVING, INC.

Date: March 23, 2026	By:	/s/ Kelvin O. Moses
	Name:	Kelvin O. Moses
	Title:	Chief Financial Officer